UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

GENTA INCORPORATED

(Exact name of registrant specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19635 (Commission File Number)	33-0326866 (I.R.S. Employer Identification No.)

200 Connell Drive, Berkeley Heights, NJ (Address of principal executive offices)	07922 (Zip Code)

Registrant’s telephone, including area code: (908) 286-9800

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Grant of Restricted Stock Units to W. Lloyd Sanders, Senior Vice President and Chief Operating Officer and Gary Siegel, Vice President, Finance

In conjunction with retention based grants of restricted stock units made to most Genta employees on April 11, 2008, Genta awarded restricted stock units to two officers.

On April 11, 2008, the Board of Directors awarded W. Lloyd Sanders, Senior Vice President and Chief Operating Officer, 65,000 shares of restricted stock units pursuant to the Company’s 1998 Stock Incentive Plan, as amended, which shall vest in two equal tranches of 32,500 shares on January 15, 2009 and 32,500 shares on June 30, 2009. The Board of Directors awarded Gary Siegel, Vice President, Finance, 40,000 shares of restricted stock units pursuant to the Company’s 1998 Stock Incentive Plan, as amended, which each shall vest in two equal tranches of 20,000 shares on January 15, 2009 and 20,000 shares on June 30, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date: April 15, 2008	By:	/s/ GARY SIEGEL
	Name:	Gary Siegel
	Title:	Vice President, Finance